UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2021

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Cassava Sciences, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7801 N Capital of Texas Highway, Suite 260

Austin, Texas 78731

(Address of principal executive offices, including zip code)

(512) 501-2444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

0
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01  Entry into a Material Definitive Agreement

On June 15, 2021,  Cassava Sciences, Inc. (the “Company”) entered into a Master Services Agreement (MSA) with Premier Research International LLC  (Premier)  for Premier to provide clinical research organization (CRO) services to support a Phase 3 program of simufilam in Alzheimer’s disease pursuant to work orders to be issued under the MSA by mutual agreement of the parties. In addition, on June 18, 2021, the Company entered into two work orders with Premier pursuant to the MSA for certain start-up services and sub-contract pass through costs for a total of up to approximately $14.0 million, to be billed over the term of the work orders.

The MSA has an initial term of two years with automatic renewal for one-year terms, unless earlier terminated by the parties. The Company may terminate the MSA or individual work orders at any time without cause by giving Premier 60 days’ prior written notice. Either party may terminate the MSA or individual work orders upon written notice as a result of a material event of default of the MSA that remains uncured for a period of sixty days. Either party may also terminate the MSA immediately upon written notice in the event that the other party (i) files a voluntary petition in bankruptcy or has an involuntary bankruptcy petition filed against it, which is not dismissed within thirty (30) days after its institution; (ii) is adjudged as bankrupt; (iii) becomes insolvent; (iv) has a receiver, trustee, conservator or liquidator appointed for all or a substantial part of its assets; (v) ceases to do business; (vi) commences any dissolution, liquidation or winding up; or (vii) makes an assignment of its assets for the benefit of its creditors. The MSA also contains provisions regarding the rights and responsibilities of the parties with respect to CRO services, payment terms, ownership of intellectual property, confidentiality and indemnification, as well as other customary provisions.

The foregoing description of the MSA does not purport to be complete and is qualified in its entirety by reference to the full text of the MSA, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal period ending June 30, 2021, with confidential portions redacted.

Item 8.01    Other Events.

On June 21, 2021, the Company issued a press release announcing the Master Services Agreement between the Company and Premier, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit No. Description

99.1	Press Release, dated June 21, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASSAVA SCIENCES, INC.
a Delaware corporation

Date: June 21, 2021
	By:	/s/ ERIC J. SCHOEN
Eric J. Schoen
Chief Financial Officer